United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2022

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	NASDAQ Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

On December 15, 2022, Phoenix Cars LLC, a subsidiary of Phoenix Motor Inc. (the “Company”), received a letter from Romeo Systems Inc. (”Romeo”) notifying the Company that Romeo is terminating the product supply master agreement entered into by the parties on September 8, 2020 (the “Supply Agreement”), and all purchase orders submitted under the Supply Agreement, effective immediately. Pursuant to the Supply Agreement, Romeo is obligated to supply battery packs to the Company for certain of its electric vehicles and also to provide service and warranty with respect to such batteries. Contrary to the Company’s written purchase orders submitted under the Supply Agreement, Romeo further asserted that the type of battery packs delivered to the Company were “prototype packs”. The Company has utilized these battery packs purchased from Romeo in the manufacture and sale of certain vehicles to commercial customers.

The Company responded to Romeo’s termination letter in writing stating that, among other things, (i) Romeo failed to honor previously submitted purchase orders under the Supply Agreement in accordance with the terms thereof, (ii) the Company did not contract for (nor expect to be sold) “prototype” battery packs as evidenced by the fact that the invoices, purchase orders and other related documents do not refer to these battery packs as “prototypes” nor did the Company pay for “prototype” battery packs, and (iii) the Company expects Romeo to honor its service and warranty obligations pursuant to the explicit terms of the Supply Agreement. The Company is currently evaluating all of its rights and potential remedies under the Supply Agreement, including without limitation, claims for breach of contract and breach of Romeo’s service and warranty obligations. Notwithstanding the foregoing, the Company has requested a meeting with Romeo in an attempt to amicably resolve this matter.

As previously disclosed, the Company had already entered into an agreement with Coulomb Solutions Inc. (“CSI”), the sole North American distributor of commercial vehicle batteries for Contemporary Amperex Technology Co., Limited (“CATL”), the largest EV battery manufacturer in the world, to supply the Company with battery solutions for its electric vehicles. Phoenix has already begun delivering vehicles equipped with CATL batteries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Dated: December 21, 2022

	By:	/s/ Chris Wang
	Name:	Chris Wang
	Title:	Chief Financial Officer